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                                                                      EXHIBIT 15


  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, DC  20549

                                RE:   Rhone-Poulenc Rorer Inc.
                                      Quarterly Report on Form 10-Q


  We are aware that our report dated August 14, 1995, on our review of interim financial information of Rhone-Poulenc Rorer Inc. ("the Company"), for the period ended June 30, 1995, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statements of the Company on Form S-3 (Registration No. 33-58229, Registration No. 33-62052, Registration No. 33-36558, Registration No. 33-30795, Registration No. 33-23754, Registration No. 33-15671, Registration No. 33-43941, Registration No. 33-53378 and Registration No. 33-55694) and on Form S-8 (Registration No. 33-58998, Registration No. 33-24537, Registration No. 2-61635, Registration No. 2-78374 and Registration No. 33-21902). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                   /s/  COOPERS & LYBRAND L.L.P.
                                   -----------------------------
                                        COOPERS & LYBRAND L.L.P.



  Philadelphia, Pennsylvania
  August 14, 1995


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